Exhibit 10.3

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (the “First Amendment”) is made and entered into as of August 25, 2021 by and among Vision Hydrogen Corporation (the “Noteholder”), and Volt H2 Holdings, AG (the “Borrower”).

RECITALS

WHEREAS, the Borrower and Noteholder are parties to that certain Promissory Note, dated as of June 28, 2021 (the “Note”), pursuant to which the Noteholder agreed to loan the Borrower up to $500,000; and

WHEREAS, the Borrower agreed to pay to the Noteholder, the principal sum of up to $500,000 and

WHEREAS, pursuant to Section 1 of the Note, The aggregate unpaid principal amount of the Note shall be due and payable on September 1, 2021; and

WHEREAS, the parties hereto desire to amend Section 1 of the Note to extend the date in which the principal balance of the Note shall be payable by the Borrower.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment to Promissory Note. The Parties hereby agree to the following amendment to the Note:

The parties agree that Section 1(a) of the Note shall read in its entirety:

(a) Payment Date. The aggregate unpaid principal amount of the Loan shall be due and payable on November 1, 2021.

2. Miscellaneous. Except as expressly provided in this First Amendment, all of the terms and provisions in the Note are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This First Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Note or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Note in the Note or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Note, as amended by this First Amendment (or as the Note may be further amended or modified in accordance with the terms thereof). The terms of this First Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Note.

IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its officer thereunto duly authorized this First Amendment to the Note as of the date first above written.

[Signature Page to First Amendment to the Note]

VOLT H2 HOLDINGS AG

By:	/s/ Andre Jurres
Name:	Andre Jurres
Title:	Managing Director